Exhibit 99.2

EnPro Industries, Inc. Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements are based upon the historical financial statements of EnPro Industries, Inc. (EnPro), adjusted to reflect the sale of all of the outstanding equity interests in Fairbanks Morse LLC , and certain related Canadian assets. The aggregate sale price is $450.0 million in cash, less estimated purchase price adjustments for changes in specified balance sheet items (primarily working capital) as compared to the amounts set forth in the definitive Membership Interest Purchase Agreement dated as of December 12, 2019, the final amount of which will be determined subsequent to closing. These operations formerly constituted the entirety of EnPro’s Power Systems segment which will be accounted for as a discontinued operation beginning with EnPro’s Form 10-K for the year ended December 31, 2019.

The following unaudited pro forma consolidated financial statements of EnPro should be read in conjunction with the related notes and with the historical consolidated financial statements of EnPro and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited pro forma consolidated balance sheet reflects the sale of the Power Systems segment as if it occurred on September 30, 2019 while the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2019 and the years ended December 31, 2018, 2017 and 2016 give effect to the sale as if it occurred on January 1, 2016, the beginning of the earliest period presented.

The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that EnPro management believes are reasonable. Pro forma adjustments included in the unaudited pro forma consolidated financial statements are limited to those that are (i) directly attributable to the sale, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the results of EnPro.

The unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X. They are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the sale of the Power Systems segment closed on September 30, 2019 for the unaudited pro forma consolidated balance sheet or on January 1, 2016 for the unaudited pro forma consolidated statements of operations. For example, these financial statements do not reflect any potential earnings or other impacts from the use of the proceeds from the sale or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges. Readers should not rely on the unaudited pro forma consolidated financial statements as being indicative of the historical operating results that EnPro would have achieved or any future operating results or financial position that it will experience.

EnPro Industries, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2019
(in millions, except per share data)

	As Reported	Pro Forma Adjustments (a)	Pro Forma
Net sales	$1,120.3	$(201.1)	$919.2
Cost of sales	767.1	(153.6)	613.5
Gross profit	353.2	(47.5)	305.7
Operating expenses:
Selling, general and administrative	255.7	(20.3)	235.4
Other	4.7	(0.8)	3.9
Total operating expenses	260.4	(21.1)	239.3
Operating income	92.8	(26.4)	66.4
Interest expense	(13.8)	—	(13.8)
Interest income	1.3	—	1.3
Other expense	(27.3)	—	(27.3)
Income from continuing operations before income taxes	53.0	(26.4)	26.6
Income tax expense	(17.5)	6.9	(10.6)
Income from continuing operations	$35.5	$(19.5)	16.0
Earnings per share from continuing operations:
Basic	$1.71		$0.77
Diluted	$1.71		$0.77
Cash dividends per share	$0.75		$0.75

See accompanying notes to unaudited pro forma consolidated financial statements.

EnPro Industries, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2018
(in millions, except per share data)

	As Reported	Pro Forma Adjustments (a)	Pro Forma
Net sales	$1,532.0	$(257.9)	$1,274.1
Cost of sales	1,053.0	(197.4)	855.6
Gross profit	479.0	(60.5)	418.5
Operating expenses:
Selling, general and administrative	340.4	(28.8)	311.6
Other	21.3	(0.2)	21.1
Total operating expenses	361.7	(29.0)	332.7
Operating income	117.3	(31.5)	85.8
Interest expense	(28.5)	—	(28.5)
Interest income	1.2	—	1.2
Other expense	(43.4)	—	(43.4)
Income from continuing operations before income taxes	46.6	(31.5)	15.1
Income tax expense	(27.0)	7.2	(19.8)
Income (loss) from continuing operations	$19.6	$(24.3)	(4.7)
Earnings (loss) per share from continuing operations:
Basic	$0.94		$(0.22)
Diluted	$0.93		$(0.22)
Cash dividends per share	$0.96		$0.96

See accompanying notes to unaudited pro forma consolidated financial statements.

EnPro Industries, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2017
(in millions, except per share data)

	As Reported	Pro Forma Adjustments (a)	Pro Forma
Net sales	$1,309.6	$(208.2)	$1,101.4
Cost of sales	865.3	(149.3)	716.0
Gross profit	444.3	(58.9)	385.4
Operating expenses:
Selling, general and administrative	325.7	(27.4)	298.3
Other	16.9	—	16.9
Total operating expenses	342.6	(27.4)	315.2
Operating income	101.7	(31.5)	70.2
Interest expense	(50.9)	—	(50.9)
Interest income	1.5	—	1.5
Gain on reconsolidation of GST and OldCo	534.4	—	534.4
Other expense	(9.2)	—	(9.2)
Income from continuing operations before income taxes	577.5	(31.5)	546.0
Income tax expense	(37.7)	9.6	(28.1)
Income from continuing operations	$539.8	$(21.9)	517.9
Earnings per share from continuing operations:
Basic	$25.28		$24.25
Diluted	$24.76		$23.76
Cash dividends per share	$0.88		$0.88

See accompanying notes to unaudited pro forma consolidated financial statements.

EnPro Industries, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2016
(in millions, except per share data)

	As Reported	Pro Forma Adjustments (a)	Pro Forma
Net sales	$1,187.7	$(208.4)	$979.3
Cost of sales	791.9	(157.8)	634.1
Gross profit	395.8	(50.6)	345.2
Operating expenses:
Selling, general and administrative	302.7	(30.4)	272.3
Asbestos settlement	80.0	—	80.0
Other	15.6	(0.4)	15.2
Total operating expenses	398.3	(30.8)	367.5
Operating loss	(2.5)	(19.8)	(22.3)
Interest expense	(55.9)	—	(55.9)
Interest income	0.8	—	0.8
Other expense	(11.1)	—	(11.1)
Loss from continuing operations before income taxes	(68.7)	(19.8)	(88.5)
Income tax benefit	28.6	5.6	34.2
Loss from continuing operations	$(40.1)	$(14.2)	(54.3)
Loss per share from continuing operations:
Basic	$(1.86)		$(2.52)
Diluted	$(1.86)		$(2.52)
Cash dividends per share	$0.84		$0.84

See accompanying notes to unaudited pro forma consolidated financial statements.

EnPro Industries, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2019
(in millions)

	As Reported	Pro Forma Adjustments (b)	Pro Forma
Current assets
Cash and cash equivalents	$112.1	$445.0	$557.1
Accounts receivable	287.1	(112.7)	174.4
Inventories	225.5	(63.0)	162.5
Income tax receivable	38.5	—	38.5
Other current assets	34.4	(6.9)	27.5
Total current assets	697.6	262.4	960.0
Property, plant and equipment	284.9	(62.9)	222.0
Goodwill	485.0	(11.7)	473.3
Other intangible assets	494.3	—	494.3
Other assets	107.9	(4.7)	103.2
Total assets	$2,069.7	$183.1	$2,252.8
Current liabilities
Current maturities of long-term debt	$0.4	$—	$0.4
Accounts payable	105.6	(28.5)	77.1
Accrued expenses	183.6	(46.0)	137.6
Income taxes payable	17.2	63.5	80.7
Total current liabilities	306.8	(11.0)	295.8
Long-term debt	665.9	—	665.9
Deferred taxes	80.4	—	80.4
Other liabilities	112.2	(5.9)	106.3
Total liabilities	1,165.3	(16.9)	$1,148.4
Redeemable non-controlling interest	28.0	—	28.0
Shareholders' equity
Common stock	0.2	—	0.2
Additional paid-in capital	290.5	—	290.5
Retained earnings	634.6	200.0	834.6
Accumulated other comprehensive loss	(47.6)	—	(47.6)
Common stock held in treasury, at cost	(1.3)	—	(1.3)
Total shareholders' equity	876.4	200.0	1,076.4
Total liabilities and equity	$2,069.7	$183.1	$2,252.8

See accompanying notes to unaudited pro forma consolidated financial statements.

EnPro Industries, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

(a)
These adjustments eliminate the operating results of the Power Systems segment as if the transaction occurred on January 1, 2016. The amounts eliminated do not include allocations of corporate expenses. These corporate expenses were $1.8 million for the nine months ended September 30, 2019 and were $2.2 million, $2.1 million and $2.1 million for years ended December 31, 2018, 2017 and 2016, respectively. Allocations of corporate overhead remaining with EnPro may not be allocated to discontinued operations for financial statement presentation.

For purposes of these unaudited pro forma consolidated financial statements, an estimated income tax rate of 26.0% was used for the nine months ended September 30, 2019 and estimated income tax rates of 22.7%, 30.5% and 28.1% have been used for years ended December 31, 2018, 2017 and 2016, respectively, for the disposal group. The estimated income tax rates are based on the application of current accounting guidance and rates in effect during these periods.

(b)
The net increase to stockholders' equity of $200.0 million at September 30, 2019 approximates the estimated after-tax gain on the disposition of the Power Systems segment to be reported in the first quarter of 2020. This amount consists of the estimated pre-tax gain on sale of $263.5 million, which includes estimated transaction costs of $5.0 million and a curtailment loss of $0.4 million on the retained pension and other postretirement plans, reduced by the accrual of estimated income taxes payable of $63.5 million. Estimates used may change as additional information about actual results becomes available and such changes could be material.